Filed Pursuant to Rule 433
File No. 333-135813
GE Interest Plus Home FAQ CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Important Information about your investment in GE Interest Plus Notes. This is an important update relating to your investment in the GE Interest Plus Notes. Based on our review of the final rules relating to the Temporary Liquidity Guarantee Program (TLGP) of the U.S. Federal Deposit Insurance Corporation (or FDIC), our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. On November 13, 2008, GE Capital Corporation became eligible for a FDIC guarantee of its senior unsecured debt under the TLGP. Pursuant to the FDIC's Interim Rule issued October 23, 200S governing the TLGP, GE Interest Plus Notes were covered by the FDIC guarantee. In our disclosure relating to the TLGP, we described this coverage and indicated that the FDIC guarantee might be subject to further rulemaking that could adversely affect the application of the guarantee to your investment. On November 21, 2008, the FDIC released revised rules for the TGLP. These new rules changed the types of senior unsecured debt securities that are guaranteed by the FDIC under the TLGP. As a result, our understanding is that GE Interest Plus Notes are not guaranteed under the FDIC's TLGP. The information we are presenting to you is based on our understanding of the FDIC's current rules for the TLGP. While the revised rules are stated to be final, it remains possible that further rulemaking may occur and that interpretive decisions may be made with respect to the TLGP that could alter some or all of the information contained in this notice. Further information with respect to the TLGP and its application is available at: www.fdic.gov/regulations/resources/tlgp/index.html. Click here to continue to website Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/index1.html GE Interest Plus LOG IN Home FAQ Contact Us CORPORATE NOTES INTEREST RATES INVEST NOW Investment Rate Yield1 Amount (%) (%) Less than $15k 3.05 3.09 $15k-$49.999 3.25 3.30 (50k and more 3.45 3.51 Rates may be reset weekly. Dive Right In Feel Secure with our AAA Rating A smart financial investment that can pay more than most money market accounts, savings accounts, and short-term CDs. - LEARN MORE ( 800-433-4480 Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET Triple-A-Rated GE Interest Plus is a direct investment in GE Capital Corporation, which is rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service. Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk." Earn More - Maximizing the return on your savings and investments is more important than ever. That's why you should consider an investment in GE Interest Plus. Corporate Notes (Notes). The Notes are a direct investment in General Electric Capital Corporation that are designed to pay higher rates than the average taxable money market mutual fund. Plus, three interest rates tiers are offered - so the more you invest, the more you can earn. Learn More. Unlimited Access-Easy to Manage - Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty. o Link your GE Interest Plus investment to your bank checking account and easily add to your investment or redeem it electronically at no charge ($25 minimum and $50,000 daily limit on electronic redemptions). o Write an unlimited number of checks in amounts of $250 or more. o Wire money to your linked checking account ($2,500 minimum and a $15 fee for each wire). Managing your money is easy through our website or over the phone. Service Representatives are available to assist you on business days from 8:30 a.m. to 7:00p.m. Eastern Time. Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Quich Links - View Prospectus -" Application - GE Employee Application - Request a Kit by Mail -" SEC Filings Home Site Map Plus, there are no loads, sales fees or management fees -all of your money goes to work for you. - Apply now and enjoy a $25 incentive! GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE lnterest Plus is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this ottering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qoy or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/learn.html Ge interest Plus(R) Personal Businesses LOG IN Home FAQ Contact Us CORPORATE NOTES GE CAPITAL BENEFIT INTEREST RATES INVEST HOW Current Rates Investment Rate Yield 1 Amount (%) (%) Less than $15k 3.05 3.09 $15k-$49,999 3.25 3.30 $50k and more 3.45 3.51 Rates may be reset weekly. Invest Now GE Interest Plus Corporate Notes What are corporate notes? Some large corporations allow individuals to invest directly in their company's senior, unsecured debt through corporate note programs. About AAA Ratings Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable. Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk." By issuing corporate notes, companies can borrow capital directly from investors at a fairly low cost, while providing investors with benefits such as: o Higher rates of interest than other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds o Investments that are fully redeemable at any time o Convenient banking-type features like check writing, free electronic transfers between linked checking accounts, and the ability to wire funds Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC-insured. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, you would be treated as an unsecured creditor in the event of a default. That's why it is critical for you to evaluate the financial strength of the company you choose to invest in. The Strength of GE Interest Plus Corporate Notes GE Interest Plus is a direct investment in GE Capital. GE Capital is rated AAA by Standard and Poor's Corporation (S&P) and Aaa by Moody's Investors Service (Moody's). S&P and Moody's are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound. Learn more about GE Capital. Discover the benefits that make GE Interest Plus corporate notes the intelligent choice for short-term investment. Apply now and enjoy a $25 incentive! Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. 800-433-4480 Representatives are available 8:30 a.m. to 7:00 p.m. ET Quick Links " View Prospectus Application GE Employee Application Request a Kit by Mail SEC Filings Site Map GE.com GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not. guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/gecapital.html GE Interest Plus* Personal Businesses LOG IN Home FAQ Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rotes Investment Rate Yield1 Amount (%) (%) Less than $15k 3.05 3.09 $15k-$49,999 3.25 3.30 $50k and more 3.45 Rates may be reset weekly. Why Invest In GE Capital AAA Rated For Your Peace Of Mind GE Capital Corporation is raited Iltriple-A" for credit worthiness and is one of the world's largest corporate bond issuers. About AAA Ratings Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assigns their Aaa rating to companies they judge "to be of the highest quality, with minimal credit risk." ( 800-433-4480 About GE Capital Corporation General Electric Capital Corporation is a global, diversified financial services company. With assets of approximately $600 billion, GE Capital serves consumers and businesses in 47 countries around the world. -" Apply now and enjoy a $25 incentive! Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Quick Links - View Prospectus -" Application -" GE Employee Application -" Request a Kit by Mail -" SEC Filings Home | Why Invest In GE Capital Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/benefits.html GE Interest Pluss Personal Businesses; LOG IN Home FAQ Contact Us CORPORATE NOTES INTEREST RATES INVEST HOW Current Rates Investment Rate Yield- Amount (%) (%) Less than $15k 3.05 3.09 $15k- $49,999 3.25 3.30 $50k and more 3.45 3.51 Rates may be reset weekly. GE interest Plus Easy to Manage, Online or Offline GE Interest Plus Corporate Notes are surprising simple to manage. While the notes are not an FDIC-insured deposit they are as easy to use as an online bank account. Important Update On November 21,2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee (TLG) Program, that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Easy to Add to or Redeem Some or All of Your Investment o To redeem some or all of your investment, you can initiate a transfer to your linked checking account without charge*, write an unlimited number of checks for $250 or more or wire funds. You can also write us and have us send a check to your address of record. o To add to your investment, you can simply transfer money from your linked checking account to your GE Interest Plus investment*, again at no charge You can initiate transactions online or use our Automated Telephone System o Money is moved between your linked accounts in 2 to 3 business days. You'll have access to your account online or through our Automated Telephone Line 24-hours a day, 7-days a week: Online, investors can o View balances and statements o View check images and activity o Transfer funds to and from a linked checking account online. ( 800-433-4480 Representatives are available Monday to Friday 8:30 a.m. to 7:00 p.m. ET Ouick Links -" View Prospectus - Application - GE Employee Application -" Request a Kit by Mail -" SEC Filings Over the phone, investors enjoy all of our online services other than viewing monthly statements. Earn on Every Penny you Invest Even better, there are no sales charges, management or maintenance fees. That means you get a return on all the money you invest in our corporate notes! Apply now and enjoy a $25 incentive! Home I Benefits Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Motes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement Mo. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/interest rates.html GE Interest Plus* Personal Businesses LOG IN Home I FAQ 11 CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rotes Investment Rate Yield1 Amount ( %) ( %) Less than $1Sk 3 .05 3 .09 $15k-$49,999 3 .25 3 .30 $50K and more 3 .45 3 ,51 Rates may be reset weekly. Interest Rates Higher Yields than Competing Short-Term Alternatives GE Interest Plus notes are a convenient way to invest directly with General Electric Capital Corporation. The notes pay a floating rate of interest, which will always be above the average rate of taxable money market funds in the United States as published weekly in Money Fund Report (TM) a service of iMoneyNet Inc. Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Check Back for Latest Rates Because our interest rates may change, please visit us again for the latest information on our rates. Remember, the more you invest, the more you can earn. - To view our rate history click here. 800-433-4480 Representatives are available 8:30am_ to 7:00 p.m. ET Quick Links - View Prospectus - Application - GE Employee Application - Request a Kit by Mail Home | Interest Rates Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request if by clicking here or calling toll free 1-800-433-4480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

GE Interest Plus Personal Businesses LOG IN CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rates Investment Rate Yield1 Amount (%) (%) Less than $15k 3.04 3.09 $15k- $49,999 3.25 3.30 $50k and more 3.45 3.51 Rates may be reset weekly. Invest in GE Interest Plus Corporate Notes Three Simple Steps Here's how to get started investing in GE Interest Plus, a convenient way to earn more interest on your short-term investments. Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read Remember, with GE Interest Plus, you can easily manage your investment, and redeem funds without penalty. There are no sales or management fees, and GE Interest Plus is a direct investment in triple A rated GE Capital Corporation. To make an investment in GE Interest Plus, you must receive a copy of the Prospectus. The prospectus contains more complete information on fees, charges, and other expenses, and should be read carefully before making an investment. You may read the prospectus now online, or email us a request for more information. To invest, simply: 1. Review our prospectus and Privacy Policy on-line 2. Download the appropriate application: a. GE Interest Plus Application b. GE Employee Application 3. Complete the application on-line or off, print it, sign, and enclose a check for a minimum of 1500* towards your initial investment. Mail your completed application to us at GE Interest Plus P.O. Box 6294 Indianapolis, IN 46206-6294 *$250 if you also enroll in the Auto Invest Service For any questions, please check our Frequently Asked Questions page, or call a Customer Service representative at 1.800.433.4480, Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Tim ( 800-433-4480 Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET Quick Links -" View Prospectus - GE Employee Application -" Request a Kit by Mail - SEC Filings Home | Invest Now - Learn more about GE Interest Plus corporate notes. Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this e communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

http://www.geinterestplus.com/faq.html GE Interest Plus5 CORPORATE NOTES GE CAPITAL Current Rates Investment Rate Yield1 Amount (%) (%) Less than $15k 3.04 3.09 $15k-$49,999 3.25 3.30 $50k and more 3.45 3.51 Rates may be reset weekly. BENEFITS INTEREST RATES Frequently Asked Questions Learn More GE Interest Plus corporate notes are a convenient, easy-to-use investment. If you have any questions about investing in the GE Interest Plus, please consult these Frequently Asked Questions. If you still need help, call our toll-free number for more information. INVEST NOW Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. GENERAL INFORMATION - What is GE Interest Plus? How does GE Interest Plus set its rates? How is yield calculated? How Is Interest Accrued and Paid? What is the minimum initial investment? Will the interest I earn be taxable? What if I have questions about mv investment? Can I apply for an account if I do not have a Driver's License? INVESTING AND REDEEMING - What types of checks will you accept for investment? Is an investment in GE Interest Plus Notes liquid? How do I add to or redeem from mv investment? - Can I redeem my investment at anytime? - Are there any penalties for redeeming funds? - What type of bank account can I link to my GE Interest Plus investment? Can I Link More than One Bank Checking Account to my GE Interest Plus Investment? - When are invested funds available for redemption? ( 800-433-4480 Representatives are available Monday to Friday 8:30am_ to 7:00 p.m. ET Quick Links - View Prospectus - Application - GE Employee Application - Request a Kit by Mail INVESTMENT QUALITY - How safe is my investment? What does a triple-A rating mean? - Is GE Interest Plus FDIC Insured? FEES - Do I pay any sales or management fees? - Are there Maintenance Fees? REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY When will I know that my investment has been established? When will I receive my GE Interest Plus checks? How often will I receive statements? When will I receive my 1099 Int. Statement? TYPES OF INVESTMENT ACCOUNTS What are the types of investment accounts that you open? What is required to open a Trust investment? What is a Uniform Gift to Minor's Account? Can I establish an investment account with an address outside the United States? Does GE Interest Plus offer IRAs? Can I establish an investment with a Power of Attorney? HOW TO CONTACT US What is the address for mailing investments or letters? What is the overnight mail address? Where do I wire money? MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Internet? How secure is my information online? How do I download a browser with 128-bit encryption? How do I login to Online Access? How do I enroll in electronic delivery of statements? How to I login to the Automated Voice Response Unit? What Browsers does the GE Interest Plus website support? What if I am having trouble logging-in to Account Access?

GENERAL INFORMATION What is GE Interest Plus? GE Interest Plus is an investment designed to provide individual investors with a convenient way to invest directly in General Electric Capital Corporation (GECC). It is a AAA-rated unsecured and unsubordinated debt obligation of GECC and is not a bank account or a money market fund. It is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus is contained in the prospectus. Back to top How does GE Interest Plus set its rates? Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Rates will always be greater than the most recent seven-day average yield (non-compounded) for taxable money market funds in the United States as published in Money Fund Report (TM) a service of iMoneyNet, Inc. (Formerly IBC's Money Fund Report). How is yield calculated? Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. How Is Interest Accrued and Paid? Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. What is the minimum initial investment? The minimum initial investment is $500 or $250 if you also sign up for [he Auto Invest Service. In addition, GE Employees can open an account with no initial investment if they sign up for the payroll deduction service at the time of account opening. Will the interest I earn he taxable? Yes. Interest earned on your GE Interest Plus investment will constitute income to you and is taxable in the year in which it is earned. Interest income is subject to federal and applicable state and local taxes. If you received an initial investment incentive, that incentive would be treated as interest income and reported on the 1099 Int. statement you will receive in January of each year. Back to top What if I have questions about my investment? For up-to-date information about your investment or current GE Interest Plus rates, you may login to Online Access or call our automated touch tone service at 1 -800-433-4480, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time. Back to top Can I apply for an account if I do not have a Driver's License? Yes. If you do not have a Driver's License, we will need some other form of state issued identification to verify your identity. You should provide a copy of your identification along with your application.

INVESTING AND REDEEMING What types of checks will you accept for investment ? Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler's checks, starter checks, cashier's checks, credit card checks and third party checks are not acceptable. Your check must be made payable to "GE Interest Plus" or the registered investors of the GE Interest Plus Investment. Back to top Is an investment in GE Interest Plus Notes liquid? Yes. GE Interest Plus is liquid, meaning you can redeem your investment at any time. There are several options for redeeming funds. You can write a check ($250 or more), transfer funds to your linked checking account (our Quick Redemption Service), wire funds, or have us send you a check to your registered address. Back to top How do I add to or redeem from my investment? The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked bank checking account. Other ways to invest include mailing in a check, wiring in funds, payroll deductions, authorizing Social Security to deposit your monthly payments, and authorizing automatic monthly transfers from your bank (Auto Invest). See question below for redemption options. Back to top Can I redeem my investment at anytime? Yes, you can do so at no charge by simply writing a check ($250 minimum), transferring money to your linked bank checking account through our Quick Redemption Service ($25 minimum and $50,000 daily maximum) or choosing the wire transfer option ($2,500 minimum and a $15 wire fee) when you make your initial investment. Back to top Are there any penalties for redeeming funds? No. You have unlimited access to your investment if the funds are available for redemption. If you write a check under the $250 requirement, however, you will be assessed a $10 fee. Back to top What type of bank account can I link to my GE Interest Plus investment? It must be a U.S.-based bank checking account with a valid routing number. To link your bank checking account we require a copy of a voided check to validate the account and its registration. Please note that the registration of the bank checking account must be printed on the check. Can I Link More than One Bank Checking Account to my GE Interest Plus Investment? No. We allow the linking of only one bank checking account for both investments and redemptions. Back to top When are invested funds available for redemption? While funds invested will begin to accrue interest on the day they are posted to your account, they are available for redemption based on how the funds were invested: o Funds invested via a check are available for redemption 12 business days after the date of credit. o Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date of credit. o Funds invested via wire are available for redemption on the next business day. Back to top

INVESTMENT QUALITY How safe is my investment? There is risk with any investment you make. However, with GE Interest Plus, you benefit from the credit worthiness of General Electric Capital Corporation(GECC). GECC is rated AAA by Standard & Poor’s Corporation and Aaa by Moody's Investors Service. Back to top What does a triple-A rating mean? By reviewing the rating of a security, you can get an understanding of whether the company you are investing in is financially sound. Standard & Poor's Corporation and Moody's Investors Service rate GE Interest Plus Corporate Notes AAA and Aaa respectively. These companies are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. Standard and Poor's awards a AAA rating to companies they define as "the best quality companies, reliable and stable." Moody's assignment of their Aaa rating indicates that "obligations are judged to be of the highest quality, with minimal credit risk." Back to top Is GE Interest Plus FDIC Insured? GE Interest Plus is not an FDIC insured bank deposit. It is an investment in the senior unsecured debt of GE Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investor Service, the highest credit quality ratings available. Back to top FEES Do I pay any sales or management fees? Mo. There are no management fees, sales loads or maintenance fees. So, there's nothing to reduce your rate of return. Back to top Are there Maintenance Fees? There are no regular maintenance fees or fees for check reorders. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests, checks written for less than the $250 minimum, and other unusual services. Back to top REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY When will I know that my investment has been established? You will be notified that your investment has been opened through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your investment information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your identity before we open your investment account. If that is the case, there may be a delay in the establishment of your investment. Back to top When will I receive my GE Interest Plus checks? You should receive them about 3 weeks after your investment is Back to top How often will I receive statements? You will be mailed a statement monthly unless you elect otherwise. You also have the option to receive your statement electronically through our Account Access website. If you do, 12 months of statements are maintained online. Back to top When will I receive my 1099 Int. Statement? we will mail you your 1099 Int. statement in January of each year following the reporting year. Back to top

TYPES OF INVESTMENT ACCOUNTS What are the types of investment accounts that you open? We open individual investments, joint investments, custodial investments (Uniform Gifts to Minor's Accounts) and Trust investments. Back to top What is required to open a Trust Investment? To verify your trust, you must also provide us with the first two and last two pages of the trust agreement. Make sure the name of the trustee (and co-trustee if applicable) appears on these pages. Back to top What is a Uniform Gift to Minor's Account? The Uniform Gift to Minors Act (UGMA) or the Uniform Transfers to Minors Act (UTMA) is a type of custodial account for children. Most states have adopted one form of these uniform acts as a means of transferring ownership of property to children. The Acts allow a person to fund an account for a child, but limit that child's access to the account until the child reaches the age of majority. The age of majority is set by state law and typically ranges from 18 to 21. The child is the account owner, but the parent (or other adult) is named as custodian. The custodian controls the account until the child is no longer a minor. At that point, the custodial relationship ends and the child controls the account. Back to top Can I establish an investment account with an address outside the United States? No. GE Interest Plus Corporate Notes are a security issued only in the United States. GE Interest Plus is available only to individuals who have an established residence in the U.S. Back to top Does GE Interest Plus offer IRAs? No. GE Interest Plus is not a retirement investment vehicle. Back to top Can I establish an investment with a Power of Attorney? Yes. In order to add a Power of Attorney to an account, we require the following: 1. A Letter of Instruction signed by the Power of Attorney. The signature of the Power of Attorney must be guaranteed with a Signature Guarantee Medallion 2000 Stamp, which can be obtained from a local banking institution. 2. The Power of Attorney (POA) documents, dated within the last 6 months. (Note: If you are sending in the original POA documents, these documents must bear a notary stamp. If you are sending in a copy of the POA documents, this copy must also be guaranteed with a Signature Guarantee Medallion 2000 Stamp.) Back to top HOW TO CONTACT US What is the address for mailing investments or letters? GE Interest Plus P.O. Box 6294 Indianapolis, Indiana 46206-6294 Back to top What is the overnight mail address? GE Interest Plus 4000 Pendleton Way Indianapolis, Indiana 46226-5224 Back to top Where do I wire money? You can only wire money to us if you have an established account. If you do, the wire instructions are as follows:

GE Interest Plus The Huntington National Bank Indianapolis, Indiana ABA #274070442 Include your 10-digit GE Interest Plus Account Number Back to top MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Internet? Once you receive your account number, you will be able to manage your investment online through our Online Access system. You will be able to establish your password once you receive notification of your account number. After you establish your password, you will be able to: o View the principal amount of your investment and 12 months of transaction history o View most recent rate information o View Check Images o Obtain statements electronically o Initiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked checking account) o Order checks o Change your password Back to top How secure is my information online? To ensure security, we encrypt all information between your PC and GE Interest Plus. Using secured browsers and 128-bit encryption technology, you can be assured security is our number one priority. In fact, 128-bit encryption is one of the highest levels of encryption currently available. 128-bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble It in Its original clear text format. When used between you and GE Interest Plus, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus can decrypt It. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode it. In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Account Access. You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus’ Account Access. There is no need to upgrade your browser. Back to top How do I download a browser with 128-hit encryption? You can download a 128-bit browser by completing the steps below: If upgrading your Netscape browser, goto http://browser.netscape.com/ns8/download/default.isp.If you need assistance while downloading, please visit the Netscape Help area. If upgrading your Internet Explorer (IE) browser, Download Microsoft Internet Explorer. Choose the version of IE you would like to download. Follow the easy steps found on the screen to complete the download process. If you need assistance while downloading, please visit the Microsoft Help area. Back to top

How do I login to Online Access? 1. Click on the "Login" Button in the upper right hand corner of our website, www.geinterestplus.com. Once you arrive at our secure Account Access website, click on "First Time Users Click Here". 2. Enter your Social Security Number, account number and your desired 4 to 10 digit password twice. Then press "Submit". Mow you are set up to access your account on-line. 3. To login, enter your account number and your new password and click on "Submit". Please note: to maintain the security of your investment, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your investment on-line will be suspended. You must then call a Customer Service Representative at 1-800-433-4480 to have your password reset. How do I enroll in electronic delivery of statements? To receive your statements electronically rather than through the mail, click on "View Statements On-line" and follow the instructions provided. Twelve months of statements will be maintained and available for viewing. Back to top How to I login to the Antomated Voice Response Unit? 1. Call us at 1 -800-433-4480 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your Social Security Number followed by the birth date of the Primary Owner of the account (the name listed first on the application). 2. You will then be asked to establish and then confirm your PIN. After you do so you can access your investment account by entering only your investment account number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current investment amount and current interest rate information. Other menu items available to you include: o Press 1: To repeat your investment amount and rate information. o Press 2: To initiate a Quick Invest or Quick Redemption transaction. o Press 3: To hear information on your last 5 investments or last 5 redemptions. o Press 4: To reorder checks. o Press 5: For information on another GE Interest Plus investment. o Press 0: To speak to a Service Representative. What Browsers does the GE Interest Plus website support? In order to take advantage of the most advanced interactive technology and security measures, GE Interest Plus requires that you use one of the latest versions of your browser to access our secure transaction site. We support Microsoft Internet Explorer (version 5.0 or higher) and Netscape Navigator (version 6.1 or higher). If you need to update your browser, click on either of the following links: Netscape: http://browser.netscape.com/ns8/download/default.jsp Internet Explorer: http://www.microsoft.com/windows/le/default.htm Back to top What if I am having trouble logging-in to Account Access? For assistance in logging on to our on-line Online Access system, please call 1 -800-433-4480 between 8:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Service Representative. Back to top

Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and Certificates of deposit, Ge Interest plus is not an FDIC-insured deposit and it is not guaranted under the FDIC'S Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that refistration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visting EDGARon the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480. 1Yield relects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/sitemap.html GE Interest Plus3 CORPORATE NOTES GE CAPITAL INTEREST RATES INVEST NOW Site Map Investment Rate Yield1 Amount (%) (%) Less than $15k 3.04 3.09 $15k- $49,999 3.25 3.30 $50k and more 3.45 3.51 Rates may be reset weekly. Important Update On November 21 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. " Home * What are Corporate Notes * Why Invest in GE Capital * Benefits *? Interest Rates * Invest Now * FAQ * Contact Us View Prospectus * Request a Kit by Mail ( 800-433-4480 Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET Quick Links View Prospectus Application GE Employee Application Request a Kit by Mail SEC Filings Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not. guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4430. 1Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyrii ric Capital Co

Current Rates Request a Kit by Mail Investment Amount Rate (%) Yield (%) Less than $ 15k 3.04 3.09 $15k-$49,999 3.25 3.30 $50k and more 3.45 3.51 Rates may be reset weekly. Important Update On November 21, 2003, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more *First name: *Last Name: *Address: *City: * State: *Zip Code: *E-mail: Phone: *Please Choose One I am a GE employee I am NOT a GE employee Receive future information about GE Interest Plus via e-mail ^Required Field 800-433-4480 Representatives are available Monday to Friday 8:30am.. to 7:00 p.m. ET Quick Links View Prospectus Application GE Employee Application Request a Kit by Mail SEC Filings Home | Request a Mail Kit Site Map GE.com GEMoney.com Priyacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not. guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qoy or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-484480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/orapp.html (confirmation) GE Interest Plus* LOG IN Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rates Investment Rate Yield1 Amount (%) (%) Less than $15k 3.05 3.09 $15k-$43,898 3.25 3.30 $50k and more 3.45 3.51 Request a Kit by Mail You should receive your GE Interest Plus package (including a brochure, prospectus and application) within 10 business days. Remember, should you have any questions in the meantime contact us at 800-433-4480 Monday through Friday from 8:00 a.m. to 7:00 p.m. Eastern Time (ET). ( 800-433-4480 Representatives are available 8:30am.. to 7:00 p.m. ET Rates may be reset weekly. Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click here to read more. Quick Links View Prospectus Application GE Employee Application Request a Kit by Mail SEC Filings Home | Request a Mail Kit Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clickling here or calling toll free 1-800-433-4480. 1 Yield reflects the annual rate of return on your investment, ft assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/contact us.html Personal Businesses GE Interest PIus Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Current Rotes Investment Amount Less than $15k Rate (%) 3.04 Yield1 (%) 3.09 $ 15k -$48,999 3 ,25 3 .30 $50k and more 3 ,45 3 .51 Contact Us E-mail us First Name: Last Name: ( 800-433- Representatives are available Monday to Friday 8:30am-to700p.m. ET E-mail: Inquiry Type: Rates may be reset weekly. Important Update On November 21, 2008,the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Motes are not guaranteed under the TLGP. Click here to read more. "All fields are required. Send us .1 note: Mail to: GE Interest Plus P.O. Box 6294 Indianapolis, Indiana 46206-6294 Quick Links View Prospectus Application GE Employee Application Request a Kit by Mail SEC Filings Home I Contact Us Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clickling here or calling toll free 1-800-433-4480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation

http://www.geinterestplus.com/interestplus/contact us.html (confirmation) GE Interest Plus' LOG IN Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rotes Investment Rate Yield- Amount (%) (%) Lesthan J15k 3.05 3.09 $1Sk-$49,999 3.25 3.30 $SOk and more 3.45 3.51 Rates may be reset weekly. Important Update On November 21, 2008, the Federal Deposit Insurance Corporation (FDIC) released new information about their Temporary Liquidity Guarantee Program (TLGP), that revises the previously published interim rule. Based on our review of the final rules relating to the TLGP, our understanding is that GE Interest Plus Notes are not guaranteed under the TLGP. Click hereto read Contact Us Th.ink You We have received your Email. We respond to all Emails within three business days. Should you have any questions in the meantime contact us at 1 -888-674-4138 Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time (ET). Send us a note: Mail to: GE Interest Plus P.O. Box 6294 Indianapolis, Indiana 46206-6294 Call us toll-free: 1-800-433-4480 Representatives are available from 8:30 a.m. to 7 p.m. Eastern Time ( 800-433-4480 Representatives are available Monday to Friday 8:30am. to 7:00 pm Et Quick Links View Prospectus Application GE Employee Application Request a Kit by Mail SEC Filings Home | Contact Us Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit and it is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480. 'Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2008, General Electric Capital Corporation